Exhibit 1

AGREEMENT TO FILE JOINT SCHEDULE 13G

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13G and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of the common stock of Zymeworks Inc., a company incorporated in British Columbia, Canada. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: July 12, 2018	CTI PARTNERS, L.P.

	Per:	/s/ Ken Pastor
Ken Pastor, Manager

Dated: July 12, 2018	CTI LIFE SCIENCES FUND, L.P.
By its General Partner, CTI Partners, L.P.

	Per:	/s/ Ken Pastor
Ken Pastor, Manager

Dated: July 12, 2018	CTI PARTNERS II, L.P.
By its General Partner, CTI General Partner II, Inc.

	Per:	/s/ Ken Pastor
Ken Pastor, Chief Financial Officer

Dated: July 12, 2018	CTI LIFE SCIENCES FUND II, L.P.
By its General Partner, CTI Partners II, L.P.

	Per:	/s/ Ken Pastor
Ken Pastor, General Partner